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                  [LETTERHEAD OF BUTLER & ASSOCIATES, P.S.C]


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

          We consent to the incorporation by reference in the registration statement of Frankfort First Bancorp, Inc. and Subsidiary on Form S-8 (as filed with the Commission on January 17, 1996) of our report dated July 20, 1995 and the related statements of financial condition, income, retained earnings and cash flows for First Federal Savings Bank of Frankfort as of June 30, 1995 and 1994 which are included in the consolidated financial statements of Frankfort First Bancorp,, Inc. and subsidiary and which report is incorporated by reference in this Annual Report on Form 10-K.

                                                  /s/Butler & Associates, P.S.C.


September 26, 1996